UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 5, 2018

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

At a meeting of the Board of Directors (the “Board”) of Repro Med Systems, Inc. dba RMS Medical Products (“RMS” or the “Company”) held on December 5, 2018, the Board approved an increase in the size of the Board from seven to nine members. Upon recommendation of the Board’s Governance and Nomination Committee, the Board appointed Robert Allen and James Beck as new directors to fill the two resulting vacancies, effective immediately. Mr. Allen and Mr. Beck will serve as directors in accordance with the Company’s Amended and Restated Bylaws.

Mr. Allen most recently served as President of Coram/CVS Infusion Services, a $1.4 billion infusion services business, and currently sits on the board of Oceans Healthcare.

Mr. Beck most recently served as the Executive Chairman, President and Chief Executive Officer of Medical Specialties Distributors (MSD), a significant customer of the Company, which was purchased by McKesson for $800 million in June 2018.

The press release dated December 6, 2018 announcing the events described in the foregoing paragraphs is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Executive Officer

On December 5, 2018, RMS appointed Manuel (Manny) Marques, age 45, as its Chief Operating Officer, effective immediately. Mr. Marques has served as the Company’s Vice President of Operations & Engineering since February 2016, and joined RMS as Director of Manufacturing and Mfg. Engineering in July 2015. Prior to joining RMS, Mr. Marques Served as Lean Manufacturing Champion at Nobel Biocare Procera LLC, a manufacturer of dental implants and CAD/CAM-based individualized prosthetics, from February 2013 until joining RMS. Mr. Marques has over 23 years of experience within the dental, medical device, and automotive industries, and holds two U.S. patents for cardiovascular medical devices. Mr. Marques obtained a BS in Mechanical Engineering Technology and also an MS in Engineering Management from the New Jersey Institute of Technology.

The press release dated December 6, 2018 announcing the events described in the foregoing paragraphs is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment to Bylaws

At a meeting of the Board held on December 5, 2018, the Board approved and adopted effective as of such date the Amended and Restated Bylaws of the Company (the “Restated By-Laws”) which amend and restate the current By-laws of the Company. Among other things, the amendments:

(i)    reduce the required ownership percentage for shareholders to call a special meeting of shareholders from 25% to 10%;

(ii)   require the vote of a majority of the shareholders present and voting at a shareholders’ meeting to approve the election of directors in an uncontested election;

(iii)  details advance notice procedures for shareholder proposals and director nominations;

(iv)   permit the Board to determine the size of the Board, without shareholder approval, between five and nine members; and

(v)    clarify the Company’s mandatory officer positions.

The foregoing description of the Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated By-Laws attached hereto as Exhibit 3(iii) and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On December 5, 2018, the Board set April 22, 2018 as the date of the Company’s 2019 annual meeting of shareholders (the “Annual Meeting”) and set the close of business on March 5, 2018 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Shareholders who wish to bring other business before the Annual Meeting must provide notice to the Company in accordance with the Company’s Amended and Restated By-Laws, no earlier than December 24, 2018 and no later than January 23, 2019.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

3(iii)	Amended and Restated By-Laws dated December 5, 2018

99.1	Press release dated December 6, 2018 announcing new directors

99.2	Press release dated December 6, 2018 announcing Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: December 7, 2018	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer